  As filed with the Securities and Exchange Commission on October 9, 1996

                                                          Registration No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              ----------------

                        PEERLESS SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

                              ----------------

        DELAWARE                                      95-3732595
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                              ----------------

                            2381 ROSECRANS AVENUE
                            EL SEGUNDO, CA  90245
                                (310) 536-0908
        (Address and telephone number of principal executive offices)

                              ----------------

                           NON-PLAN OPTION GRANTS
                           1992 STOCK OPTION PLAN
                         1996 EQUITY INCENTIVE PLAN
                      1996 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plans)


                             EDWARD A. GAVALDON
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            2381 ROSECRANS AVENUE
                            EL SEGUNDO, CA  90245
                               (310) 536-0908
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ----------------

                                 Copies to:
                           GREGORY C. SMITH, ESQ.
                            BRETT D. WHITE, ESQ.
                             COOLEY GODWARD LLP
                             3000 EL CAMINO REAL
                            FIVE PALO ALTO SQUARE
                               (415) 843-5000

                              ----------------


                       CALCULATION OF REGISTRATION FEE

=========================================================================================================

=========================================================================================================
       SECURITIES                   NUMBER OF SHARES       OFFERING PRICE PER         AGGREGATE OFFERING
                                                                 SHARE                      PRICE
----------------------------------------------------------------------------------------------------------
Shares issuable pursuant to                  1,666             $ 0.2025                    $       337.37
 outstanding options under the              37,463             $ 0.5250                    $    19,668.08
 Non-Plan Option Grants:

Totals:                                     39,129                                         $    20,005.44
----------------------------------------------------------------------------------------------------------

Shares issuable pursuant to                117,883             $ 0.5250                    $    61,862.33
 outstanding options under the                  60             $ 0.5775                             34.65
 1992 Stock Option Plan:                   572,034             $ 1.4250                        815,148.45
                                           194,521             $ 1.6500                        320,959.65

Totals:                                    884,448                                           1,198,005.08
----------------------------------------------------------------------------------------------------------

Shares issuable pursuant to                490,913             $ 3.3000                    $ 1,620,012.90
 outstanding options under the               7,500             $ 3.6300                    $    27,225.00
 1996 Equity Incentive Plan:                 5,699             $ 4.9500                    $    28,046.70
                                            18,999             $ 8.2500                    $   156,741.75
                                            36,665             $ 9.0000                    $   329,985.00
                                            66,665             $11.0000                    $   733,315.00
                                             5,666             $11.1250                         63,034.25
Totals:                                    626,408                                         $ 2,958,360.60
----------------------------------------------------------------------------------------------------------

Shares issuable pursuant to              1,061,759             $11.3125(1)                 $12,011,148.69
 the 1992 Stock Option Plan,
 1996 Equity Incentive Plan,
 and 1996 Employee Stock
 Purchase Plan:

Totals:                                  2,617,410                                         $16,187,519.81
----------------------------------------------------------------------------------------------------------
                                                                x0.00030303
----------------------------------------------------------------------------------------------------------
Registration Fee:                                                                          $     4,905.63
==========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on October 3, 1996, as reported on the NASDAQ National Market System.

==========================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Peerless Systems Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

     (a) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     As of the date of this Registration Statement, certain members of Cooley Godward LLP beneficially owned 14,881 shares of Common Stock of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derives any improper personal benefit. In addition, the Company's Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company will be indemnified to the fullest extent permitted by the Delaware Law.

     The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director of executive officer of the Company. In addition, the Company maintains directors' and officers' liability insurance. There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

     Under the form of Underwriting Agreement filed as Exhibit 1.1 to the Company's Form S-1 Registration Statement (Registration No. 333-09357), the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act.

                                       1.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                   EXHIBITS

EXHIBIT
NUMBER

4.1+      Form of Certificate of Incorporation

4.2+      Bylaws

5.1       Opinion of Cooley Godward LLP

23.1      Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature pages.

99.1+     1992 Stock Option Plan, as amended

99.2+     1996 Equity Incentive Plan

99.3+     1996 Employee Stock Purchase Plan

------------------
+ Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-09357), as amended through the date hereof.


                                 UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                       2.

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the
     --------  -------
registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on October 8, 1996.


                                    PEERLESS SYSTEMS CORPORATION



                                    By  /s/ Edward A. Gavaldon
                                       ---------------------------------------
                                         Edward A. Gavaldon
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward A. Gavaldon and Hoshi Printer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                 TITLE                                                      DATE


 /s/ Edward A. Gavaldon   Chairman of the Board of Directors, President              October 8, 1996
-----------------------   and Chief Executive Officer
Edward A. Gavaldon



 /s/ Hoshi Printer        Vice President, Finance and Administration,
----------------------    Chief Financial Officer and Secretary                      October 8, 1996
Hoshi Printer             (Principal Financial Officer)


 /s/ Robert G. Barrett    Director                                                   October 8, 1996
----------------------
Robert G. Barrett


 /s/ Paul D. Levy         Director                                                   October 8, 1996
----------------------
Paul D. Levy


 /s/ Robert L. North      Director                                                   October 8, 1996
----------------------
Robert L. North


 /s/ Lauren L. Shaw       Director                                                   October 8, 1996
---------------------
Lauren L. Shaw


                                       5.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION
 4.1+   Certificate of Incorporation
 4.2+   Bylaws
 5.1    Opinion of Cooley Godward LLP
23.1    Consent of Coopers & Lybrand L.L.P.
23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
        Registration Statement
24.1    Power of Attorney is contained on the signature pages
99.1+   1996 Equity Incentive Plan
99.2+   1996 Employee Stock Purchase Plan
99.3+   1992 Stock Option Plan, as amended

-------------------
+ Filed as an exhibit to the Registration Statement on Form S-1 (No. 333-09357), as amended through the date hereof.

                                     6.